UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2009

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices) (Zip Code)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2009, Capital Bank Corporation (the “Company”) entered into a letter of intent (the “LOI”) with Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”), which are private equity funds focused on investing in community banks, thrifts and other financial service related companies, regarding an investment in the Company’s common stock by Patriot. Pursuant to the LOI, the Company agreed to sell to Patriot shares of Company common stock in a separate private placement (the “Patriot Offering”) at the public offering price per share to be established in the Company’s public offering (the “Public Offering”) described in the Company’s registration statement on Form S-1, as amended (File No. 333-162637) (“Registration Statement”) up to a maximum price of $3.75 per share. The shares of Company common stock to be purchased by Patriot in the Patriot Offering will be 9.9% of the Company’s outstanding common stock following completion of the Company’s Public Offering.

Patriot has performed due diligence, and the LOI with Patriot is subject to the execution and delivery of mutually acceptable definitive agreements, including a stock purchase agreement, a registration rights agreement, and a management rights agreement (collectively, the “Definitive Agreements”). The closing of the Patriot Offering is also contingent upon the closing of the Public Offering on or before February 1, 2010, which when combined with the Patriot Offering will result in aggregate gross proceeds to the Company of not less than $55 million. The Company is obligated to pay Patriot a diligence fee of up to $500,000 and reimburse Patriot up to a maximum of $300,000 of out-of-pocket legal and other expenses incurred by Patriot in connection with the Patriot Offering. There can be no assurance that the negotiation of the Definitive Agreements will be completed or that the Patriot Offering will be successfully consummated.

Upon the closing of the Patriot Offering, Patriot will be entitled to appoint one director to the Company’s board of directors as long as Patriot holds at least 4.9% of the outstanding shares of the Company’s common stock and subject to certain other conditions. The Company also intends to grant Patriot registration rights and preemptive rights with respect to future offerings of its common stock, including the over-allotment option granted by the Company in the Public Offering, to purchase its pro rata share for a period of 36 months, provided that Patriot continues to retain ownership of all shares purchased by it in the Patriot Offering during that time period.

Sandler O’Neill & Partners, L.P. is acting as the lead placement agent for the Patriot Offering and Howe Barnes Hoefer & Arnett, Inc. is acting as the co-placement agent.

The foregoing description of the LOI is not complete and is qualified in its entirety to the full text of the LOI attached hereto as Exhibit 10.1. A copy of the press release announcing the Patriot Offering is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

The Company is planning to disclose the following in a pre-effective amendment to the Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) in the sections as indicated below.

PROSPECTUS SUMMARY—RECENT DEVELOPMENTS

“Patriot Financial Partners, L.P. On December 13, 2009, we entered into a letter of intent with Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., or collectively, Patriot, pursuant to which we agreed to sell to Patriot shares of common stock in a separate private placement, or the Patriot Offering, at the public offering price per share to be established in the offering described in this prospectus up to a maximum price of $3.75 per share. The shares of our common stock to be purchased by Patriot in the Patriot Offering will be 9.9% of our outstanding common stock following completion of the offering described in this prospectus.

Patriot has performed due diligence, and the letter of intent with Patriot is subject to the execution and delivery of mutually acceptable definitive agreements, including a stock purchase agreement, a registration rights agreement, and a management rights agreement. The closing of the Patriot Offering is also contingent upon the closing of the offering described in this prospectus on or before February 1, 2010, which when combined with the Patriot Offering will result in aggregate gross proceeds to us of not less than $55 million.

Upon the closing of the Patriot Offering, Patriot will be entitled to appoint one director to our board of directors as long as Patriot holds at least 4.9% of our outstanding shares of common stock and subject to certain other conditions. We also intend to grant Patriot registration rights and preemptive rights with respect to future offerings of our common stock, including the over-allotment option granted in the Public Offering to purchase its pro rata share for a period of 36 months, provided that Patriot continues to retain ownership of all shares purchased by it in the Patriot Offering during that time period.”

RISK FACTORS

“Risks Related to the Patriot Offering

The Patriot Offering is subject to certain closing conditions and may not be consummated if these closing conditions are not met.

Our letter of intent with Patriot and the consummation of the Patriot Offering is subject to certain closing conditions, including without limitation, the execution and delivery of certain mutually acceptable definitive agreements and the closing of the offering described in this prospectus on or before February 1, 2010, which when combined with the Patriot Offering will result in aggregate gross proceeds to the Company of not less than $55 million. There can be no assurance that these closing conditions will be met or that the Patriot Offering will be successfully consummated.

The interests of Patriot may be adverse to other holders of our common stock.

Pursuant to our letter of intent with Patriot, we have agreed that, upon consummation of the Patriot Offering, Patriot will have the ability to appoint a director to our board of directors, subject to certain conditions. In addition, we have agreed to grant Patriot certain preemptive rights for 36 months following the closing of the Patriot Offering, provided that Patriot continues to retain ownership of all shares purchased in the Patriot Offering by it during that time period. If, and as Patriot increases its ownership interest in us through these preemptive rights, or otherwise, they will be a significant shareholder in our company. Patriot may have interests different from other holders of our common stock and may act in a manner inconsistent with what other holders may believe desirable, either as a result of the director they will be able to appoint or as a result of their future ownership of our common stock.”

DESCRIPTION OF CAPITAL STOCK

“Common Stock

General

Our Articles of Incorporation authorize us to issue 50,000,000 shares of common stock, no par value per share, and 100,000 shares of preferred stock. As of December 11, 2009, there were 11,351,425 shares of our common stock outstanding held of record by approximately 2,162 shareholders. Our common stock is listed on the NASDAQ Global Select Market under the symbol “CBKN.”

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common shareholders have no preemptive rights to purchase shares of our common stock. However, we have agreed, in principle with Patriot, subject to various conditions described above, to grant certain preemptive rights to Patriot for a period of 36 months following the closing of the Patriot Offering, provided that Patriot continues to hold all shares of common stock purchased by it in the Patriot Offering during such time period. The issued and outstanding shares of our common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of Series A Preferred Stock, described below, and any other shares of our preferred stock we may issue in the future.

Voting Rights

Our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders. Except for the election of directors by plurality and matters requiring the vote of the Series A Preferred Stock described below, if a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the North Carolina Business Corporation Act, the Articles of Incorporation or the Bylaws. Our common shareholders do not have cumulative voting rights. Upon the closing of the Patriot Offering, Patriot will be entitled to appoint one director to our board of directors, so long as they retain ownership of at least 4.9% of our outstanding shares of common stock and subject to certain other conditions.”

UNDERWRITING

“Other. From November 2008 through October 2009, Sandler O’Neill & Partners, L.P. provided advisory services to us in the ordinary course of its business, and received compensation, including expense reimbursement, totaling $82,187.45 for such services. We also granted to Sandler O’Neill & Partners, L.P. the right of first refusal, for a period of one year after the completion of this offering, to act as our exclusive placement agent or sole book-running manager, as the case may be, in any private or public capital raising transaction. The Financial Industry Regulatory Authority, or FINRA, has deemed this right of first refusal a form of compensation received in connection with the offering valued at 1% of the total gross proceeds of this offering.

Sandler O’Neill & Partners, L.P. is acting as the lead placement agent for the Patriot Offering and Howe Barnes Hoefer & Arnett, Inc. is acting as the co-placement agent.”

Item 8.01	Other Events.

On October 22, 2009, the Company announced its intention to commence a public offering of approximately $55 million of its common stock. The Company is planning to disclose the following in a pre-effective amendment to the Registration Statement to be filed with the Commission in the section entitled “Summary—Recent Developments” as indicated below.

“Preliminary Fourth Quarter Financial Results. Information related to our financial condition and results of operations for the ongoing fourth quarter of 2009 is not yet available. Although our definitive report of financial condition for the fourth quarter may change, we currently expect to report that our nonperforming assets increased from the end of the third quarter of 2009. At September 30, 2009, nonperforming assets totaled $27 million, or 1.55% of total assets. Currently, we anticipate that our nonperforming assets will total approximately $54 million, or 3% of total assets, at December 31, 2009.

The majority of the anticipated increase in nonperforming assets for the fourth quarter of 2009 as compared to the third quarter of 2009 is related to financial difficulties experienced by two separate borrowers as a result of the continued economic recession and real estate market downturn. The projected nonperforming asset increase for the fourth quarter of 2009 includes approximately $11 million in loans to a business partially secured by commercial real estate and other assets and an approximately $5 million loan to a residential home builder. We classified the credit exposure related to these borrowers as nonperforming during the fourth quarter of 2009 as facts regarding the inability of the borrowers to fully repay their loans became known to us during the quarter. Consistent with previous quarters, management will thoroughly review the status of these loans and all other nonperforming assets at the end of the fourth quarter and will make any necessary adjustments to the allowance for loan losses at that time. Currently, management estimates that its loan loss provision for the fourth quarter of 2009 will be between $8 and $12 million, which is contingent upon, among other things, a detailed review of appraisals, aging of collaterals and other market data.

We believe we will remain well-capitalized at the end of the fourth quarter of 2009 despite this anticipated increase in nonperforming assets and regardless of whether the Public Offering and/or Patriot Offering are consummated by that time.

While we expect nonperforming assets to increase as indicated above, our pre-tax, pre-provision income remained strong for October and November, 2009 and was consistent with the quarter ended September 30, 2009. Our pre-tax, pre-provision income for the two-month period ended November 30, 2009 was approximately $3.2 million in the aggregate. Further, despite the expiration of an interest rate swap on a portion of our variable rate loans earlier this quarter that historically had a positive impact on our net interest margin, our net interest margin equaled 3.41% for the two-month period ended November 30, 2009, which is in-line with our reported net interest margin for the quarter ended September 30, 2009. Further, we continue to aggressively manage our expense base. Noninterest expense as a percent of average assets totaled 2.59% (annualized) for the two-month period ended November 30, 2009 compared to 2.60% (annualized) for the quarter ended September 30, 2009. On the balance sheet, gross loans have increased approximately $32 million from September 30, 2009 through November 30, 2009.

Our expectations for the fourth quarter of 2009 discussed above are estimates only and actual results may differ materially from our current estimates. Factors that could cause our actual results to differ from our current estimates include, but are not limited to, the factors described in the section entitled “Risk Factors” beginning on page 10.”

*****

This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. Information in this Form 8-K contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, our ability to meet the closing conditions necessary to consummate the Patriot Offering, our estimates regarding results for the fourth quarter of 2009, including estimates regarding nonperforming assets, allowance for loan losses, pre-provision, pre-tax income, and net interest margin, the management of Capital Bank Corporation’s growth, the risks associated with Capital Bank’s loan portfolio, competition within the industry, dependence on key personnel, government regulation and the risks associated with possible or completed acquisitions. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Registration Statement on Form S-1, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1	Letter of Intent, dated December 13, 2009, between Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P. and the Company

Exhibit 99.1	Press Release dated December 14, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2009	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	Letter of Intent, dated December 13, 2009, between Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P. and the Company

Exhibit 99.1	Press Release dated December 14, 2009